UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 27, 2014
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a), (b), (c) and (e) On August 27, 2014, Company’s Board of Directors voted to approve John D. Goodman’s Severance Agreement and Release with the Company (the “Severance Agreement”). Pursuant to such agreement, Mr. Goodman’s employment with the Company ended on August 26, 2014, at which time he resigned as the Company’s Chief Executive Officer (and principal executive officer) and from all other positions with the Company, including his position as a director on the Board of Directors. Subject to the terms of the Severance Agreement, Mr. Goodman will receive (i) a cash payment in the aggregate amount of $819,200 (less required legal deductions), payable within ten (10) business days of the date of the Severance Agreement, and (ii) the immediate vesting of 100,000 shares of restricted stock previously issued to Mr. Goodman that were unvested immediately prior to the execution of the Severance Agreement. In consideration for these payments and benefits, Mr. Goodman agreed to a general release of potential claims, acknowledged the forfeiture of 377,953 shares of restricted stock units and 161,699 shares of restricted stock and affirmed certain confidentiality obligations. Pursuant to the Severance Agreement, Mr. Goodman also agreed to reasonably cooperate with the Company on transition matters.
In addition, on August 27, 2014, the Company’s Board of Directors voted to appoint Mr. Edmond S. Thomas (age 61) to serve as the Company's Chief Executive Officer and to serve as a member of the Board of Directors. Mr. Thomas’s appointments will be effective on the date that his full-time employment with the Company commences, which is expected to be September 8, 2014.
Mr. Thomas most recently served as a partner of KarpReilly, LLC, a private investment firm focused on small to mid-size growth companies, from February 2011 to August 2014. Mr. Thomas previously served as President and Chief Executive Officer of our Company from October 2007 to January 2011. Mr. Thomas is currently a member of the board of directors of New York & Company, Inc.
Pursuant to the terms of the Employment Agreement dated as of August 27, 2014 between the Company and Mr. Thomas (the “Employment Agreement”), Mr. Thomas will be entitled to receive: (i) a base salary of nine hundred seventy-five thousand dollars ($975,000) (“Base Salary”), which may be adjusted as provided in the Employment Agreement; (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award of 100% of Base Salary, and a maximum incentive opportunity of up to 200% of Base Salary; (iii) a signing bonus of seventy-five thousand dollars ($75,000), subject to pro rata repayment in the event Mr. Thomas resigns without “good reason” or is terminated for “cause” before the first anniversary of the date he commences full-time employment with the Company; (iv) two million five hundred thousand (2,500,000) performance stock units of the Company, subject to performance-based and time-based vesting restrictions (the “PSUs”); (v) one million five hundred thousand (1,500,000) restricted stock units of the Company, subject to time-based vesting restrictions (the “RSUs”); and (vi) vacation of 20 paid days per year and certain other benefits. Mr. Thomas will be entitled to participate in all employee benefit plans or programs of the Company generally available to its senior level executive employees, including life insurance, health, disability and dental insurance plans.
Subject to the terms of the applicable award agreement, the RSUs vest in three equal annual installments beginning on the first anniversary of the Grant Date, subject to the Mr. Thomas’s continuous employment or service with the Company through the applicable vesting date. Subject to the terms of the applicable award agreement, the PSUs become eligible for vesting in three equal tranches subject to the satisfaction of certain target share price levels with performance measured over the applicable time periods, subject to Mr. Thomas’s continuous employment or service with the Company through the applicable date that a determination is made with respect to the satisfaction of the applicable target share price. The target share appreciation targets for the Company’s common stock are as follows:

•	Tranche 1: 125% of the Company’s stock price on Mr. Thomas’s start date, calculated as the trailing 20-day volume weighted-average price on the first anniversary of the grant date;

•	Tranche 2: 125% of the target stock price in Tranche 1, calculated as the trailing 20-day volume weighted-average price on the second anniversary of the grant date; and

•	Tranche 3: 125% of the target stock price in Tranche 2, calculated as the trailing 20-day volume weighted-average price on the third anniversary of the grant date.
The Award Shares will have accelerated vesting upon a “change of control” (as defined in the Employment Agreement) of the Company.
Upon termination by the Company “without cause” or by Mr. Thomas for “good reason” (other than on account of disability or following a “change in control”), Mr. Thomas will be entitled, subject to the terms and conditions of the Employment Agreement, to (i) receive his annual base salary paid on a salary continuation basis and (ii) the immediate vesting of his unvested

RSUs that are scheduled to vest at the next anniversary of his effective date. Upon a termination by the Company “without cause” or by Mr. Thomas for “good reason” following a “change in control”, Mr. Thomas will be entitled, subject to the terms and conditions of the Employment Agreement, to (i) a lump sum payment in an amount equal to his then current annual base salary, and (ii) immediate vesting of his unvested PSUs and RSUs. Upon a termination by the Company of Mr. Thomas “with cause”, Mr. Thomas will receive compensation and payment for any accrued and unpaid base salary and other accrued but unpaid benefits.
The foregoing summaries of the terms of (i) Mr. Edmond S. Thomas’s Employment Agreement and (ii) Mr. John D. Goodman’s Severance Agreement are qualified in their entirety by Mr. Thomas’s Employment Agreement and by the Severance Agreement, respectively, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Form 8-K, respectively.
In addition, on August 27, 2014 and in connection with Mr. Thomas’s employment, the Board adopted an amendment to Section 3.1 of the Company’s 2005 Stock Incentive Plan to provide for the issuance pursuant to the Stock Incentive Plan of up to 4,000,000 shares of the Company’s common stock for inducement grants made pursuant to Nasdaq Listing Rule 5635(c)(4).

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

10.1	Employment Agreement, dated August 27, 2014, entered into between the Company and Mr. Thomas.
10.2	Severance Agreement and Release, dated August 27, 2014, entered into between the Company and Mr. Goodman.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: September 2, 2014	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Employment Agreement, dated August 27, 2014, entered into between the Company and Mr. Thomas.
10.2	Severance Agreement and Release, dated August 27, 2014, entered into between the Company and Mr. Goodman.